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                                                                    Exhibit 23.2
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

        We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 File No. 333-63480 of Constellation Brands, Inc. and its subsidiaries of our report dated August 11, 2000, on our audits of the financial statements of Ravenswood Winery, Inc. as of June 30, 2000 and 1999 and for the three years in the period ended June 30, 2000, which report is included in the Form 8-K filed on August 24, 2001.


/s/ Odenberg, Ullakko, Muranishi & Co. LLP

ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California

September 4, 2001